EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-131595 on Form S-3 of our reports dated March 14, 2006, relating to the financial statements and financial statement schedule of Winthrop Realty Trust and to management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K, as amended by Form 10-K/A, of Winthrop Realty Trust for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


                                            DELOITTE & TOUCHE LLP
                                            Boston, MA
                                            March 17, 2006